Exhibit (99)(a)
NEWS RELEASE                                                       JULY 14, 2003

CONTACT:      TONY W. WOLFE
              PRESIDENT AND CHIEF EXECUTIVE OFFICER

              A. JOSEPH LAMPRON
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

              828-464-5620, FAX 828-465-6780

FOR  IMMEDIATE  RELEASE
-----------------------

            PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS
            ---------------------------------------------------------

     Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $91,200, or $.03 basic and diluted net income per share, for the three months ended June 30, 2003 as compared to $646,299, or $.21 basic net income per share and $.20 diluted net income per share, for the same period one year ago.

     Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in second quarter earnings to an increase in the provision for loan losses and a decrease in non-interest income resulting from write-downs on certain repossessed assets. The provision for loan losses for the three months ended June 30, 2003 was $2,276,900 as compared to $1,266,100 for same period one year ago. The increase in the provision for loan losses reflects an increase in classified loans and non-performing assets, which is the result of adverse business conditions in the Bank's market area and the cumulative effect on certain businesses from terrorist activities in 2001 and the Washington, DC sniper attacks in 2002. Non-interest income for the three months ended June 30, 2003 decreased 25% to $1,056,012 as compared to $1,405,778 for the same period last year, due to write-downs of aircraft repossessed in 2002.

     Year-to-date net income as of June 30, 2003 was $1,509,288, or $.48 basic and diluted net income per share. Net income from recurring operations for the six months ended June 30, 2003 was $1,215,428, or $.39 basic and diluted net income per share, representing a 21% decrease from net income from recurring operations of $1,532,175, or $.48 basic and diluted net income per share for the six months ended June 30, 2002. Non-recurring income in 2003 amounted to $293,860, net of income tax expense, associated with the sale of the Bank's $3.7 million credit card portfolio during first quarter. The Company did not have any non-recurring income in the six months ended June 30, 2002.

     The decrease in year-to-date recurring earnings is attributable to an increase in the provision for loan losses and a decrease in non-interest income resulting from write-downs on certain repossessed assets. The year-to-date provision for loan losses increased to $3,069,900 as of June 30, 2003, as compared to $1,766,100 for the six months ended June 30, 2002. Excluding non-recurring income associated with the sale of the Bank's credit card portfolio, non-interest income for the six months ended June 30, 2003 decreased 13% to $2,561,611, as compared to $2,929,722 for the same period last year. This decrease is primarily attributable to write-downs of aircraft repossessed in 2002.

     Net interest income increased 8% to $5,434,979 for the three months ended June 30, 2003 compared to $5,012,314 for the same period one year ago. Year-to-date net interest income increased 15% to $10,891,142 for the



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PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS- PAGE TWO
-------------------------------------------------------------------

six months ended June 30, 2003 compared to $9,493,956 for the same period one year ago. This increase is primarily attributable to a decrease in the cost of funds, which reflects a general decline in market interest rates paid on deposits.

     Non-interest expense for the three months ended June 30, 2003, was $4,174,991 as compared to $4,193,293 for the same period last year. Year-to-date non-interest expense increased 3% to $8,621,924 for the six months ended June 30, 2003, as compared to $8,408,003 for the same period last year.

     Net earnings for the year ending December 31, 2003, including non-recurring items, are expected to be in the range of $3.2 million to $3.6 million, resulting in basic and diluted earnings per share in the range of $1.03 to $1.16, approximately 31% to 23% below previous expectations.

     Total assets as of June 30, 2003 amounted to $665,046,347, an increase of 6% compared to total assets of $626,488,136 at June 30, 2002. This increase is primarily attributable to an increase in loans, which was partially offset by a decrease in available-for-sale securities.

     Loans increased 6% to $535,185,738 as of June 30, 2003 compared to $505,943,612 as of June 30, 2002. Non-performing assets totaled $11,657,029 at June 30, 2003 or 1.75% of total assets, compared to $8,943,496 at June 30, 2002 or 1.43% of total assets. Non-performing assets increased by $2.1 million from March 31, 2003 as one customer with loans totaling $2.5 million unexpectedly ceased operations. There is a specific reserve of $1.4 million associated with that customer. The allowance for loan losses at June 30, 2003 amounted to $9,033,342 or 1.69% of total loans compared to $7,117,151 or 1.41% of total loans at June 30, 2002.

     Deposits amounted to $539,303,799 as of June 30, 2003, representing an increase of 7% over deposits of $504,955,835 at June 30, 2002.

     Shareholders' equity increased to $50,625,951, or 7.61% of total assets, at June 30, 2003 as compared to $46,100,712, or 7.36% of total assets, at June 30, 2002.

     Peoples Bank operates eleven offices throughout Catawba County, North Carolina, one office in Alexander County, North Carolina and three offices in Lincoln County, North Carolina. The Company's common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol "PEBK." Scott and Stringfellow, Inc., Ryan, Beck & Co., Sterne Agee & Leach, Inc. and Trident Securities, Inc. are market makers for the Company's shares.

                                (TABLES FOLLOW)

     STATEMENTS MADE IN THIS PRESS RELEASE, OTHER THAN THOSE CONCERNING HISTORICAL INFORMATION, SHOULD BE CONSIDERED FORWARD-LOOKING STATEMENTS PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED ON THE BELIEFS AND ASSUMPTIONS OF MANAGEMENT AND ON THE INFORMATION AVAILABLE TO MANAGEMENT AT THE TIME THAT THIS RELEASE WAS PREPARED. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS LIKE "EXPECT," "ANTICIPATE," "ESTIMATE," AND "BELIEVE," VARIATIONS OF THESE WORDS AND OTHER SIMILAR EXPRESSIONS. READERS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS AS A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, (1) COMPETITION IN THE MARKETS SERVED BY PEOPLES BANK, (2) CHANGES IN THE INTEREST RATE ENVIRONMENT, (3) GENERAL NATIONAL, REGIONAL OR LOCAL ECONOMIC CONDITIONS MAY BE LESS FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY AND THE POSSIBLE IMPAIRMENT OF COLLECTIBILITY OF LOANS, (4) LEGISLATIVE OR REGULATORY CHANGES, INCLUDING CHANGES IN ACCOUNTING STANDARDS, (5) SIGNIFICANT CHANGES IN THE FEDERAL AND STATE LEGAL AND REGULATORY ENVIRONMENT AND TAX LAWS, (6) THE IMPACT OF CHANGES IN MONETARY AND FISCAL POLICIES, LAWS, RULES AND REGULATIONS AND (7) OTHER RISKS AND FACTORS IDENTIFIED IN THE COMPANY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THOSE DESCRIBED IN PEOPLES BANCORP OF NORTH CAROLINA, INC.'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, UNDER "GENERAL DESCRIPTION OF BUSINESS."

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE THREE
----------------------------------------------------------------------

CONSOLIDATED BALANCE SHEETS
June 30, 2003, December 31, 2002 and June 30, 2002

=============================================================================================================

                                                         JUNE 30, 2003    December 31, 2002    June 30, 2002
                                                        ---------------  -------------------  ---------------
                                                          (Unaudited)                           (Unaudited)
ASSETS:
Cash and due from banks                                 $   21,151,593   $       13,803,665   $   14,053,853
Federal funds sold                                           9,389,000            1,774,000        4,447,000
                                                        ---------------  -------------------  ---------------
          Cash and cash equivalents                         30,540,593           15,577,665       18,500,853
                                                        ---------------  -------------------  ---------------

Investment securities available for sale                    73,457,013           71,735,705       76,269,797
Other investments                                            4,021,973            4,345,573        4,902,773
                                                        ---------------  -------------------  ---------------
          Total securities                                  77,478,986           76,081,278       81,172,570
                                                        ---------------  -------------------  ---------------

Loans                                                      535,185,738          526,369,746      505,943,612
Mortgage loans held for sale                                 6,026,760            5,064,635        2,089,370
     Less:  Allowance for loan losses                       (9,033,342)          (7,247,906)      (7,117,151)
                                                        ---------------  -------------------  ---------------
          Net loans                                        532,179,156          524,186,475      500,915,831
                                                        ---------------  -------------------  ---------------

Premises and equipment, net                                 12,870,461           15,620,977       15,144,879
Accrued interest receivable and other assets                11,977,151           13,275,143       10,754,003
                                                        ---------------  -------------------  ---------------
          Total assets                                  $  665,046,347   $      644,741,538   $  626,488,136
                                                        ===============  ===================  ===============


LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
     Non-interest bearing demand                        $   76,511,443   $       67,398,458   $   66,190,262
     NOW, MMDA & Savings                                   151,967,089          156,554,189      159,679,710
     Time, $100,000 or more                                177,140,673          160,836,596      159,160,964
     Other time                                            133,684,594          130,949,712      119,924,899
                                                        ---------------  -------------------  ---------------
          Total deposits                                   539,303,799          515,738,955      504,955,835

Demand notes payable to U.S. Treasury                        1,600,000            1,600,000        1,488,467
FHLB borrowings                                             58,000,000           63,071,429       58,142,857
Trust preferred securities                                  14,000,000           14,000,000       14,000,000
Accrued interest payable and other liabilities               1,516,597            1,726,421        1,800,265
                                                        ---------------  -------------------  ---------------
          Total liabilities                                614,420,396          596,136,805      580,387,424
                                                        ---------------  -------------------  ---------------

Shareholders' Equity:
     Preferred stock, no par value; authorized
          5,000,000 shares; no shares issued
          and outstanding                                            -                    -                -
     Common stock, no par value; authorized
          20,000,000 shares; issued and
          outstanding 3,133,547 shares in 2003
          and 3,145,547 shares in 2002                      35,097,773           35,097,773       35,265,773
     Retained earnings                                      12,976,941           12,094,363       10,818,692
     Accumulated other comprehensive income                  2,551,237            1,412,597           16,247
                                                        ---------------  -------------------  ---------------
          Total shareholders' equity                        50,625,951           48,604,733       46,100,712
                                                        ---------------  -------------------  ---------------

          Total liabilities and shareholders' equity    $  665,046,347   $      644,741,538   $  626,488,136
                                                        ===============  ===================  ===============


MEMORANDUM:  Letters of Credit                          $    1,976,571   $        2,061,103   $    2,170,369
                                                        ===============  ===================  ===============


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
PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FOUR
---------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2003 and 2002

=====================================================================================================

                                                    THREE MONTHS ENDED           SIX MONTHS ENDED
                                                         JUNE 30,                   JUNE 30,
                                                    2003          2002          2003         2002
                                                --------------------------  -------------------------
                                                 (UNAUDITED)   (UNAUDITED)   (UNAUDITED)  (UNAUDITED)
INTEREST INCOME:
     Interest and fees on loans                 $ 7,823,938   $  7,939,039  $ 15,607,361  $15,754,574
     Interest on federal funds sold                  27,168         13,100        44,097       23,848
     Interest on investment securities:
          U.S. Government agencies                  548,989        908,465     1,184,115    1,873,572
          States and political subdivisions         141,690        153,602       291,351      329,634
          Other                                     108,830        125,266       217,797      246,998
                                                ------------  ------------  ------------  -----------
               Total interest income              8,650,615      9,139,472    17,344,721   18,228,626
                                                ------------  ------------  ------------  -----------

INTEREST EXPENSE:
     NOW, MMDA & Savings deposits                   328,237        538,993       634,997    1,049,346
     Time deposits                                2,077,721      2,749,898     4,180,477    5,968,764
     FHLB borrowings                                641,982        652,023     1,301,923    1,336,932
     Trust preferred securities                     166,250        183,750       332,500      367,500
     Other                                            1,446          2,494         3,682       12,128
                                                ------------  ------------  ------------  -----------
               Total interest expense             3,215,636      4,127,158     6,453,579    8,734,670
                                                ------------  ------------  ------------  -----------
NET INTEREST INCOME                               5,434,979      5,012,314    10,891,142    9,493,956
PROVISION FOR LOAN LOSSES                         2,276,900      1,266,100     3,069,900    1,766,100
                                                ------------  ------------  ------------  -----------
NET INTEREST INCOME AFTER
     PROVISION FOR LOAN LOSSES                    3,158,079      3,746,214     7,821,242    7,727,856
                                                ------------  ------------  ------------  -----------

OTHER INCOME:
     Service charges                                818,928        748,987     1,591,079    1,409,483
     Other service charges and fees                 145,442        114,190       304,880      277,059
     Gain (loss) on sale of securities                    -              -             -            -
     Mortgage banking income                        213,751        169,913       404,108      399,867
     Insurance and brokerage commission             102,230        125,637       199,192      245,265
     Miscellaneous                                 (224,339)       247,051       541,111      598,048
                                                ------------  ------------  ------------  -----------
               Total other income                 1,056,012      1,405,778     3,040,370    2,929,722
                                                ------------  ------------  ------------  -----------
OTHER EXPENSES:
     Salaries and employee benefits               2,365,716      2,416,871     4,929,510    4,853,873
     Occupancy                                      815,277        753,730     1,650,166    1,513,073
     Other                                          993,998      1,022,692     2,042,248    2,041,057
                                                ------------  ------------  ------------  -----------
               Total other expenses               4,174,991      4,193,293     8,621,924    8,408,003
                                                ------------  ------------  ------------  -----------

INCOME BEFORE INCOME TAXES                           39,100        958,699     2,239,688    2,249,575
INCOME TAXES                                        (52,100)       312,400       730,400      717,400
                                                ------------  ------------  ------------  -----------

NET INCOME                                      $    91,200   $    646,299  $  1,509,288  $ 1,532,175
                                                ============  ============  ============  ===========
PER SHARE AMOUNTS
Basic net income                                $      0.03   $       0.21  $       0.48  $      0.48
Diluted net income                              $      0.03   $       0.20  $       0.48  $      0.48
Cash dividends                                  $      0.10   $       0.10  $       0.20  $      0.20
Book value                                      $     16.16   $      14.66  $      16.16  $     14.66


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
PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FIVE
---------------------------------------------------------------------

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2003 and 2002

====================================================================================================================

                                                              THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                    JUNE 30,                      JUNE 30,
                                                              2003           2002           2003           2002
                                                          ----------------------------  ----------------------------
                                                           (UNAUDITED)    (Unaudited)    (UNAUDITED)    (Unaudited)
SELECTED AVERAGE BALANCES:
     Available for Sale Securities                        $ 68,415,497   $ 78,932,885   $ 68,749,135   $ 81,208,379
     Loans                                                 537,645,145    503,687,135    535,413,573    500,858,670
     Earning Assets                                        622,429,981    590,226,462    617,759,390    589,790,689
     Assets                                                658,083,592    621,184,213    654,151,843    620,763,454
     Deposits                                              530,003,252    499,551,954    519,362,374    494,528,924
     Shareholders' Equity                                   50,097,160     45,566,675     50,073,261     46,194,563


SELECTED KEY DATA:
     Net Interest Margin (tax equivalent)                         3.55%          3.46%          3.60%          3.30%
     Return on Average Assets                                     0.06%          0.42%          0.47%          0.50%
     Return on Average Shareholders' Equity                       0.73%          5.69%          6.08%          6.69%
     Shareholders' Equity to Total Assets (Period End)            7.61%          7.36%          7.61%          7.36%


ALLOWANCE FOR LOAN LOSSES:
     Balance, beginning of period                         $  7,606,124   $  6,481,894   $  7,247,906   $  6,090,570
     Provision for loan losses                               2,276,900      1,266,100      3,069,900      1,766,100
     Charge-offs                                              (895,227)      (664,044)    (1,378,922)      (818,000)
     Recoveries                                                 45,545         33,201         94,458         78,481
                                                          ----------------------------  ----------------------------
     Balance, end of period                               $  9,033,342   $  7,117,151   $  9,033,342   $  7,117,151
                                                          ============================  ============================


ASSET QUALITY:
     Nonaccrual Loans                                                                   $  9,148,382   $  8,606,009
     90 Days Past Due and still accruing                                                      81,340         55,456
     Other Real Estate Owned                                                               1,715,936        282,031
     Repossessed Assets                                                                      711,371              -
                                                                                        ----------------------------
     Total Nonperforming Assets                                                         $ 11,657,029   $  8,943,496
                                                                                        ============================
     Nonperforming Assets to Total Assets                                                       1.75%          1.43%
     Allowance for Loan Losses to Nonperforming Assets                                         77.49%         79.58%
     Allowance for Loan Losses to Total Loans                                                   1.69%          1.41%

LOAN RISK GRADE ANALYSIS:                       PERCENTAGE OF LOANS     GENERAL RESERVE
                                                   BY RISK GRADE           PERCENTAGE
                                                   -------------------------------------
                                                    2003    2002         2003     2002
                                                   ------  ------       -------  -------
     Risk 1 (Excellent Quality)                     9.60%   8.55%         0.15%    0.15%
     Risk 2 (High Quality)                         30.04%  39.45%         0.50%    0.50%
     Risk 3 (Good Quality)                         49.60%  43.79%         1.00%    1.00%
     Risk 4 (Management Attention)                  4.09%   3.81%         2.50%    2.50%
     Risk 5 (Watch)                                 3.35%   1.90%         7.00%    7.00%
     Risk 6 (Substandard)                           1.49%   0.78%        12.00%   12.00%
     Risk 7 (Low Substandard)                       0.12%   0.02%        25.00%   25.00%
     Risk 8 (Doubtful)                              0.00%   0.00%        50.00%   50.00%
     Risk 9 (Loss)                                  0.00%   0.00%       100.00%  100.00%

At June 30, 2003 there were four relationships exceeding $1 million each (which totaled $11.7 million) in the Watch risk grade and two relationships exceeding $1 million each (which totaled $6.2 million) in the Substandard risk grade. Balances of individual relationships exceeding $1 million in these risk grades ranged from $2.3 million to $3.9 million. If current operating conditions for these customers remain stable, it is not expected that any of the relationships with balances exceeding $1 million will become non-performing assets within the next three to six months. If unforeseen events were to occur, it is possible that the viability of one or more of these customers could require the reclassification of their loans to non-accrual.

                                      (END)


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